UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2011

China Automotive Systems, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-33123	33-0885775
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

No. 1 Henglong Road, Yu Qiao Development Zone
Shashi District, Jing Zhou City
Hubei Province
People’s Republic of China
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code (86) 27-5981 8527

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4—Matters Related to Accountants and Financial Statements

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On March 17, 2011, China Automotive Systems, Inc. (the “Company”) issued a press release indicated that it has identified historical accounting errors relating to the accounting treatment of the Company’s convertible notes issued on February 15, 2008.  The errors resulted from the Company’s failure to properly apply the requirements of Accounting Standard Codification (ASC) 815 (“ASC 815”), which changed the accounting treatment of convertible notes effective January 1, 2009.

The audit committee of the board of directors of the Company (the “Audit Committee”) concluded on March 12, 2011 that the Company’s previously issued audited consolidated financial statements as of and for the fiscal year ended December 31, 2009, and related auditors’ report, and unaudited interim consolidated financial statements as of and for the quarterly periods ended March 31, June 30 and September 30, 2010, should no longer be relied upon because of these errors in the financial statements.  The Company intends to restate these financial statements.  The Company’s board of directors agreed with the Audit Committee’s conclusions.

The Audit Committee is overseeing this review.  As the Company’s review is continuing, the Company was not able to file its annual report on Form 10-K for the year ended December 31, 2010 on the date due, March 16, 2011.  The Company has not reached a final conclusion on the effect of these accounting errors on its assessment of internal control over financial reporting and disclosure controls and procedures.  Given the complexity of the analysis, the Company expects that the review will be completed during the second quarter of 2011, including the filing of amended quarterly reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2010 (which will also include restated comparative financial statements for the respective quarterly periods of 2009) and an amended annual report on Form 10-K for the year ended December 31, 2009 to restate the financial statements for those periods.  The current estimated adjustment for the change in the fair value of the derivatives for the year ended December 31, 2009 is a loss of $43 million, and a gain for the year ended December 31, 2010 of $19 million.  The estimated adjustments are subject to changes, pending the completion of the necessary assessment and procedures that the Company is currently undertaking.

The Company’s review of these accounting errors and their impact on the Company’s consolidated financial statements is continuing.  The accounting errors did not result from any changes in the Company’s internal accounting policies, and the Company has no evidence that the errors resulted from any fraud or intentional misconduct.  Further, these errors are non-cash and have no financial impact on the operational performance of the Company.  Management identified the accounting errors in connection with the ongoing 2010 annual audit procedures undertaken by the Company’s recently engaged independent registered public accounting firm, PricewaterhouseCoopers Zhong Tian CPAs Limited Company (“PwC”).

The Audit Committee and the Company’s management have discussed the matters disclosed in this Item 4.02 with PwC.  Schwartz Levitsky Feldman LLP, the Company’s prior independent registered public accounting firm, has discussed the Audit Committee’s determination with the Company’s management and PwC and is reviewing this issue.

This Form 8-K and related press release contains statements that are “forward-looking statements” as defined under the Private Securities Litigation Reform Act of 1995.  Forward-looking statements represent our estimates and assumptions only as of the date of this press release.  These forward-looking statements include statements regarding the qualitative and quantitative effects of the accounting errors, the periods involved, the nature of the Company’s review and any anticipated conclusions of the Company or its management and other statements that are not historical facts.  Our actual results may differ materially from the results described in or anticipated by our forward-looking statements due to certain risks and uncertainties.  As a result, the Company’s actual results could differ materially from those contained in these forward-looking statements due to a number of factors, including those described under the heading “Risk Factors” in the Company’s Form 10-K annual report, dated March 25, 2010, filed with the Securities and Exchange Commission, and in documents subsequently filed by the Company from time to time with the Securities and Exchange Commission.  These potential risks and uncertainties include, among other things, the outcome and results of the Company’s review, the risk that the final conclusion of the review could result in a determination that the effect of the issues under review are materially greater or lesser than the Company currently believes to be the case, the risk that these matters could adversely affect the Company’s ability to make timely filings with the Securities and Exchange Commission, additional issues that may arise in connection with the ongoing review, risks of damage to the Company’s business and reputation arising from these matters, potential claims or proceedings relating to such matters, including stockholder, employee and customer litigation and/or claims and action by the SEC and/or other governmental agencies, and the additional risk factors described in our filings with the Securities and Exchange Commission.  We expressly disclaim any duty to provide updates to any forward-looking statements made in this Form 8-K and related press release, whether as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No	Description
99.1	Press release of China Automotive Systems, Inc., dated March 17, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Automotive Systems, Inc. (Registrant)

Date: March 17, 2011	By:	/s/ Hanlin Chen
Hanlin Chen
Chairman